SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (date of earliest event reported):
                                February 25, 2004

                          AMERICAN HOMESTAR CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                      TEXAS
                 (State or Other Jurisdiction of Incorporation)

        000-24210                                        76-0070846
(Commission File Number)                    (IRS Employer Identification Number)


                      2450 SOUTH SHORE BOULEVARD, SUITE 300
                            LEAGUE CITY, TEXAS 77573
              (Address of Principal Executive Offices and Zip Code)

                                 (281) 334-9700
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5.   OTHER EVENTS.

On February 25, 2004, Nationwide Housing Systems, L.P. ("Nationwide"), a wholly owned subsidiary of American Homestar Corporation (the "Company"), entered into a stock redemption agreement and sold its 51% interest in RoadMasters Transport, Inc. ("RoadMasters") to RoadMasters for approximately $1.4 million in cash consideration.

RoadMasters provides manufactured housing transportation services, including the transportation homes from the Company's manufacturing facilities to the Company's customers. Contemporaneously with the sale of the stock, the Company entered into a transportation contract with RoadMasters, pursuant to which RoadMasters will continue to provide transportation services to the Company and its subsidiaries from the Company's manufacturing facilities located in the Dallas/Fort Worth Metroplex area to delivery points throughout the continental United States.

Under the terms of the transportation contract, RoadMasters will continue to provide transportation services for all of the Company's production manufactured at the Company's Fort Worth and Lancaster, Texas manufacturing centers, except in instances in which the Company or an authorized dealer of the Company provides the transportation services directly or in the event the Company is installing a permanent homesite. The transportation agreement with RoadMasters will commence on March 1, 2004, and terminate on February 28, 2007, unless the Company provides at least 30-days' notice to RoadMasters of the Company's intentions to terminate the transportation contract prior to the end of any anniversary of the contract.

The foregoing description of the transportation contract does not purport to be complete and is qualified in its entirety by reference to the form of transportation contract, which is attached hereto substantially in the form of
Exhibit  10.1  and  incorporated  herein  by  reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

Exhibit Number
--------------
     10.1       Transportation Contract, dated February 25, 2004, by and between
                RoadMasters Transport Company and American Homestar Corporation.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AMERICAN HOMESTAR CORPORATION


Date:  February 25, 2004           By:  /s/ Craig A. Reynolds
                                      ------------------------------------------
                                      Craig A. Reynolds
                                      Executive Vice President, Chief
                                      Financial Officer and Secretary


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